UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place
4th Floor Suite 485
6200 South Syracuse Way
Greenwood Village, Colorado 80111
 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of StarTek, Inc. (the “Company”) appointed Vikash Sureka as Global Chief Financial Officer of the Company, effective as of February 25, 2021 (the “Transition Date”). Mr. Sureka succeeds Ramesh Kamath who is transitioning to a new role as Senior Advisor, M&A and Strategy effective as of the Transition Date.

Mr. Sureka, age 46 previously served as the Chief Financial Officer at IBS Software (IBS), a SaaS-enabled software solutions company for the travel industry. Before IBS, Vikash also held finance leadership positions at Wipro Limited and App Labs Technologies (a CSC company).

In connection with his appointment as Global Chief Financial Officer, Mr. Sureka entered into a letter agreement that provides an annual base salary of INR 11.75 million (approximately $162,331), annual total fixed compensation of INR 23.5 million (approximately $324,662) and a target annual bonus opportunity of 28% of his total fixed compensation. The letter agreement provides that the Company reserves the right to change Mr. Sureka's compensation structure from time to time.

The foregoing summary of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the letter agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A press release announcing the appointment of Mr. Sureka is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Sureka and any other person pursuant to which he was appointed as an officer and there are no family relationships between Mr. Sureka and any director or executive officer of the Company. Mr. Sureka has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

The Company has elected to delay the filing of this Current Report on Form 8-K until its public announcement of Mr. Sureka’s hiring in a press release in reliance on the instruction provided under Item 5.02(c) of Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Letter Agreement with Vikash Sureka dated January 21, 2021
99.1	Press Release dated February 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: February 25, 2021	By:	/s/ Aparup Sengupta
Aparup Sengupta
Global Chief Executive Officer